Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 11, 2001, except as to Note 19, which is as of February 7, 2003, relating to the consolidated financial statements of Accenture Ltd, which appears in Accenture Ltd’s Annual Report on Form 10-K filed on November 18, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pricewaterhouse Coopers LLP
Chicago, Illinois
February 12, 2004